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                                                                    EXHIBIT 23.4




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 of SmarTalk Teleservices, Inc. of our report dated July 18, 1996, except as to Note 2, which is as of November 24, 1997, relating to the financial statements of GTI Telecom, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE LLP
----------------------------
Columbus, Ohio
May 1, 1998